Exhibit 10.1

ADDENDUM IV

TO

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - GROSS

THIS ADDENDUM IV (“ADDENDUM IV”) is made and entered into as of the 11th day of May 2023 by and between WESCOVE VACAVILLE, LLC, a California Limited Liability Company (hereinafter referred to as “Lessor”), and DURECT CORPORATION, a Delaware Corporation (hereinafter referred to as “Lessee”);

RECITALS

WHEREAS, predecessors of Lessor and Lessee entered into a Standard Industrial/Commercial Multi-Tenant Lease – Gross dated as of April 23, 2008, as amended by an Addendum I, an Addendum II and an Addendum III (collectively, the “Lease”), pursuant to which Lessor leased to Lessee approximately 24,634 square feet of office and warehouse space in the Building located at 830 Eubanks Drive in Vacaville, California 95688 (the “Premises”) and further described in the Lease and

WHEREAS, Lessor and Lessee now desire to make certain modifications to the Lease;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Lessor and Lessee agree to extend the Expiration Date of the Premises for a period of Sixty-Two (62) months (“Extension Period”). The term of the Lease is hereby modified and amended to set forth an Expiration Date of October 31, 2028.

2.
Lessor and Lessee agree that the Monthly Base Rent shall be as follows:

Months Base Rent

09/01/23 – 10/31/23 $0.00 (abated)

11/01/23 – 10/31/24 $20,149.34

11/01/24 – 10/31/25 $20,753.82

11/01/25 – 10/31/26 $21,376.44

11/01/26 – 10/31/27 $22,017.73

11/01/27 – 10/31/28 $22,678.26

3.
In addition to the Base Rent, Lessee shall pay Lessor its share of Common Area Operating Expenses per Sections 4.2(a), (b), (c), (e) and (f) of the Lease Agreement. Section 4.2(d) of the Lease is deleted and replaced with the following: “Lessor shall invoice Lessee annually for actual

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Common Area Operating Expenses within 120 calendar days after the end of each calendar year during the Term. Lessee shall pay the amount so invoiced within 30 calendar days of receipt of such invoice. The Lessor’s invoice for actual Common Area Operating Expenses shall be preceded or accompanied by a reasonably detailed statement showing the actual Common Area Operating Expenses incurred during the preceding year and the calculation of Lessee’s share of such Common Area Operating Expenses.

4.
Lessor agrees to provide Lessee with a Tenant Improvement (TI) allowance not to exceed $20,000.00. Lessee agrees that the TI allowance may only be used for the following items:
a)
Replace or repair window near the front door of Suite B that is separating from the mullion
b)
Replace or repair metal awning above the front door in Suite C
c)
Install new flooring within the lunch room in Suite A and sub-assembly area
d)
Repair/re-paint damaged window sills within the lunch room in Suite A

Lessee, if it chooses, in its sole discretion, to perform the foregoing items, shall hire its own licensed contractor(s)/vendor(s), to be approved by Lessor, and manage the Tenant Improvement process. Contractor(s)/vendor(s) shall submit invoices directly to Lessor who will pay licensed contractor(s)/vendor(s) up to $20,000.00. Lessee will not receive any TI money directly as the intent is for the money to be spent for items mentioned above; to be paid by Lessor directly to the licensed contractor(s)/vendor(s) up to $20,000.00 Any amount over and above the $20,000.00 limit shall be Lessee’s responsibility. Lessee, themselves, shall not warrant the repairs of items (a) and (b) above, but shall attempt to secure a warranty from the contractor/vendor who does the repair work. If items (a) and (b) above is a structural or a capital expenditure issue, then it shall become Lessor’s responsibility to repair.

5.
Lessor, at Lessor’s expense, agrees to repair the roof leak occurring in the Lobby of Suite B. Lessee shall not be liable for this repair or liable for the neighboring Lessee should the leak be originating from the adjacent unit.

6.
Lessor, at Lessor’s expense, agrees to replace the one non-functioning HVAC unit in Suite A. Any subsequently needed HVAC replacement shall be addressed per Paragraph 7.1 (d) of the Lease. Lessee, at Lessee’s sole cost and expense, agrees to procure and maintain a service contract, with copies to Lessor, for all of the HVAC units as per Paragraph 7.1 (b) of the Lease.

7.
Lessor and Lessee agree that Lessee shall have one (1) Option to Extend the Lease for an additional and consecutive sixty (60) months by giving Lessor no less than one hundred eighty (180) calendar days prior written notice. The Lease rate shall be at 100% of Fair Market Value (“FMV”).

8.
Lessor and Lessee agree that Jon Quick and Joe Elliot of Colliers International are representing Lessee. Lessor agrees to pay Colliers International a brokerage fee equal to two percent (2.0%) of the contract value identified in Paragraph 2 above within 30 calendar days of the execution of this Addendum IV.

9.
Except as herein stated, the Lease shall remain in full force and effect as originally stated and is hereby ratified and confirmed. In the event of any conflict between the terms of the Lease and

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this Addendum IV, the terms of this Addendum IV shall prevail. This Addendum IV may not be changed, modified or cancelled orally.

10.
This Addendum IV may be executed in multiple counterparts, all of which shall constitute a single agreement, and the signature and acknowledgement pages may be removed from any counterpart and appended to any other counterpart.

IN WITNESS WHEREOF, the parties have caused this Addendum IV to be duly executed by each of their respective authorized representatives effective as of the date first above written.

“LESSOR”

WESCOVE VACAVILLE, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

By: _/s/ Bradley Wong_________

Printed Name: Bradley Wong

Its: Manager

“LESSEE”

DURECT CORPORATION, A DELAWARE CORPORATION

By: _/s/ Timothy Papp_________

Printed Name: Timothy Papp

Its: Chief Financial Officer

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